UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of theSecurities Exchange Act of 1934

Date of Report: (Date of earliest event reported):  January 29, 2008

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

As of January 29, 2008, the Company has 53,400,850,057 shares of its common stock issued and outstanding. Of these shares issued and outstanding, 51,020,961,077 are restricted common shares regulated under Rule 144.

As previously disclosed in prior 8-K filings, the increase in the amount of the Company’s common stock being issued and outstanding arose from as series of recent transactions. First, the purchase of the entire outstanding stock of Moneyworx, Inc. was settled through the issuance of restricted shares of the Company’s common stock. Second, the Company recently entered into employment agreements with Peter James Bezzano and Alan Santini in which, as a sign on bonus, both Mr. Bezzano and Mr. Santini were issued restricted shares of the Company’s common stock. Third, the Company recently entered into consulting agreements with Jack Chang and Leslie Smiedt in which, as a sign on incentive, both Mr. Chang and Mr. Smiedt were issued restricted shares of the Company’s common stock. Last, the Company has settled all fees previously outstanding arising from corporate financing and other professional fees through the issuance of restricted shares of the Company’s common stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: January 29, 2008	By:	/s/ Alan Santini
Alan Santini
Chief Executive Officer